Exhibit 99.1

SAKS INCORPORATED ANNOUNCES

OCC APPROVAL OF HOUSEHOLD TRANSACTION

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

Birmingham, Alabama (April 1, 2003)—Retailer Saks Incorporated (NYSE: SKS) (the “Company”) today announced that the Office of the Comptroller of the Currency has approved the application of Household Bank (SB), N.A. to purchase the credit card assets of National Bank of the Great Lakes (“NBGL”). NBGL is a wholly owned subsidiary of the Company and the owner of the Company’s proprietary credit card business.

Consistent with prior disclosures, the Company expects that the sale of its proprietary credit card business to Household will close prior to the end of the current fiscal quarter. Closing of the transaction is conditioned on, among other things, the Company and NBGL entering into consent orders with the OCC in which the Company and NBGL would be required implement and monitor policies and procedures to ensure compliance with the provisions of the Bank Secrecy Act and the related regulations of the OCC, including without limitation the requirements to maintain policies and procedures designed to comply with the recordkeeping and reporting requirements of the Bank Secrecy Act and to timely file Currency Transaction Reports and Suspicious Activity Reports with respect to certain currency payments taken on NBGL’s credit card accounts and on credit card accounts for which the Company or its subsidiaries act as servicer.

Saks Incorporated operates Saks Fifth Avenue Enterprises (SFAE), which consists of 60 Saks Fifth Avenue stores and 52 Saks Off 5th stores. The Company also operates its Saks Department Store Group (SDSG) with 244 department stores under the names of Parisian, Proffitt’s, McRae’s, Younkers, Herberger’s, Carson Pirie Scott, Bergner’s, and Boston Store.

Forward-looking Information

The information contained in this press release that addresses future results or expectations is considered “forward-looking” information within the definition of the Federal securities laws. Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below. Actual consolidated results might differ materially from projected forward-looking information if there are any material changes in management’s assumptions.

(more)

The forward-looking information and statements are based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: the level of consumer spending for apparel and other merchandise carried by the Company and its ability to respond quickly to consumer trends; adequate and stable sources of merchandise; the competitive pricing environment within the department and specialty store industries as well as other retail channels; receipt of anticipated season-end vendor allowances; the effectiveness of planned advertising, marketing, and promotional campaigns; favorable customer response to increased relationship marketing efforts of proprietary credit card loyalty programs; effective expense control; effective operation of the Company’s proprietary credit card operations; successful implementation of the Company’s proposed proprietary credit card strategic alliance with Household Bank (SB), N.A.; and changes in interest rates. For additional information regarding these and other risk factors, please refer to Exhibit 99.1 to the Company’s Form 10-K for the fiscal year ended February 2, 2002 filed with the Securities and Exchange Commission (“SEC”), which may be accessed via EDGAR through the Internet at www.sec.gov.

Management undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons are advised, however, to consult any further disclosures management makes on related subjects in its reports filed with the SEC and in its press releases.

####